EXHIBIT 24.1

                               POWER OF ATTORNEY


         Each person whose signature appears below constitutes and appoints Dennis W. Bakke, Barry J. Sharp and William R. Luraschi and each of them, his or he true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement on Form S- 3 relating to securities to be offered by TheAES Corproation and any and all amendments (including post-effective amendments) thereto, to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.




              Signature                                 Title                                Date
              ---------                                 -----                                ----

             /s/ Roger W. Sant
           ----------------------------      Chairman-of-the-Board                        June 29, 1999
               Roger W. Sant

            /s/ Dennis W. Bakke
          -----------------------------      President, Chief Executive Officer and       June 29, 1999
                Dennis W. Bakke              Director (Principal Executive Officer)

           /s/ Alice F. Emerson
          -----------------------------      Director                                     June 29, 1999
               Alice F. Emerson

          /s/ Robert F. Hemphill, Jr.
          -----------------------------      Director                                     June 29, 1999
          Robert F. Hemphill, Jr.

          -----------------------------      Director
               Frank Jungers

          -----------------------------      Director
             John H. McArthur



                                                1



              Signature                                 Title                                Date
              ---------                                 -----                                ----

            /s/ Hazel O'Leary
          -----------------------------      Director                                     June 29, 1999
                Hazel O'Leary

          -----------------------------      Director
             Thomas I. Unterberg

          -----------------------------      Director
            Robert H. Waterman, Jr.

          -----------------------------      Vice President and Chief Financial
              Barry J. Sharp                 Officer (Principal Financial and
                                             Accounting Officer)